UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
 Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11430	25-1190717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, New York, NY	10017-6707
(Address of principal executive offices)	(Zip Code)

(212) 878-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

This Amendment No.1 to Form 8-K is being filed as an amendment to the Current Report on Form 8-K filed by Minerals Technologies Inc. (the "Company") on May 19, 2017.  The Form 8-K was filed to report the results of the matters submitted to a vote at its Annual Meeting of Shareholders held on May 17, 2017.  The sole purpose of this Amendment No. 1 is to disclose the Company's decision regarding the frequency of future shareholder advisory votes on the compensation of its named executive officers.  Except for the foregoing, this Amendment No. 1 does not modify or update any other disclosure contained in the Form 8-K that was filed on May 19, 2017.

Item 5.07 Submission of a Matter to a Vote of Security Holders.

On May 17, 2017, the Company held its Annual Meeting of Shareholders.  Shareholders were asked to consider and act upon, among other matters, an advisory vote on the frequency of an advisory vote on executive compensation.  As previously reported, a majority of the votes cast on the frequency proposal were cast in favor of holding an advisory vote on executive compensation every year.

The Company's Board of Directors has decided that it will be the Company's policy to include an advisory vote on executive compensation in its future proxy materials every year until the next shareholder vote on the frequency of these votes.

The information reported under Item 5.07 of the Form 8-K that was filed on May 19, 2017 is hereby incorporated by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.
(Registrant)

	By:	/s/ Thomas J. Meek
	Name:	Thomas J. Meek
	Title:	Senior Vice President, General Counsel, Human Resources, Secretary and Chief Compliance Officer

Date: July 24, 2017